                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): July 23, 2001
                                                          -------------


                      UNITED DOMINION REALTY TRUST, INC.
                      ----------------------------------
            (Exact name of registrant as specified in its charter)



           Virginia                       1-10524                54-0857512
-------------------------------   ------------------------   -------------------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation of organization)                               Identification No.)

                400 East Cary Street,  Richmond, Virginia 23219
              ---------------------------------------------------
              (Address of principal executive offices - zip code)


                                (804) 780-2691
                                --------------
              Registrant's telephone number, including area code

ITEM 5.  OTHER EVENTS

On July 23, 2001, United Dominion Realty Trust, Inc. ("United Dominion"), the registrant, issued a Press Release announcing 2001 second quarter and year to date results of operations. The following is a summary of United Dominion Realty Trust, Inc.'s Press Release:

                  UNITED DOMINION REALTY TRUST, INC. REPORTS
                     SECOND QUARTER 2001 OPERATING RESULTS
                    AND PROPERTY MANAGEMENT REORGANIZATION


RICHMOND, VA. (July 23, 2001) United Dominion Realty Trust, Inc. (NYSE symbol:
UDR) today reported funds from operations (FFO) of $46.6 million, or $0.38 per share, for the quarter ended June 30, 2001, a per share increase of 3.8% over FFO of $0.37 per share, or $45.6 million, for the comparable period a year ago. FFO for the first six months of 2001 was $92.4 million, or $0.76 per share, up 3.2% per share from FFO of $0.74 per share, or $90.6 million, for the first half of 2000 (before the one-time charge). FFO is reported on a diluted basis.

Adjusted Funds from Operations ("AFFO"), which management believes is the best measure of economic profitability for real estate investment trusts, was $40.0 million, or $0.33 per share, for the quarter ended June 30, 2001, a per share increase of 2.2% over AFFO of $0.32 per share, or $39.8 million, for the comparable period a year ago. AFFO for the first six months of 2001 was $79.3 million, or $0.65 per share, up 1.5% per share from AFFO of $0.64 per share, or $79.0 million, for the first half of 2000 (before the onetime charge). AFFO is reported on a diluted basis.

Highlights
----------
  .  Same community results up 4% over last year
  .  Earnings in line with expectations
  .  9.25% Preferred Series A shares redeemed on June 15
  .  Sale of six South Florida apartment communities completed
  .  Property management team restructured

  " I am very pleased with the progress that the Company has made in the second quarter of this year. The changes that are being implemented in our property operations have resulted in an increase in the Same Community Results of 4.0% compared to 2.9% for the first quarter. Our earnings are in line with analyst's First Call Consensus and our Fixed Charge Coverage Ratio increased to 2.0x", cited Thomas W. Toomey, President and Chief Executive Officer.

Portfolio Operating Performance and Same Community Results
----------------------------------------------------------

During the second quarter, 73,348 homes were classified as same community on a weighted average basis.

         Same Community Results ($ in thousands, except monthly rent)
         ------------------------------------------------------------

                                        2Q01           2Q00       % Change
Gross Potential Rent                 $152,634       $146,677        4.1%
Rental & other Income                 144,041        139,766        3.1%
Expenses                               50,130         49,478        1.3%
Net Operating Income                   93,911         90,288        4.0%

Avg. monthly rent per home           $    694       $    667        4.1%
Avg. monthly rent per SF                 .795           .764        4.1%
Avg. physical occupancy                  94.0%          94.4%      (0.4)%
Avg. economic occupancy                  92.9%          93.6%      (0.7)%
Operating margin                         65.2%          64.6%       0.6%

On a year-over-year basis, second quarter 2001 same community NOI growth of 4.0% was the result of a 3.1% increase in revenues from rental and other income and a 1.3% increase in operating expenses.

"Rents increased by 4.1% over last year, however our push for these increases, coupled with our efforts to reduce the number of month-to-month leases, as well as decreased occupancy from some of our student-oriented properties, resulted in slightly lower occupancy rates and higher concessions in the current quarter," said Toomey. "Regarding expenses, increases in utilities costs (+15.9%) and property insurance costs (+17.4%) were partially offset by decreased costs in personnel (-3.6%), marketing costs of (-3.3%) and repairs and maintenance costs of (-0.8%)."

Development Activity
--------------------

The Company currently has six communities containing 1,546 units under development with four of them scheduled for completion by year-end. The remaining two communities have an expected completion date in March 2002. Projected costs are within their original budget and lease-up is progressing on schedule. As part of a previously announced plan, the Company currently has five development sites under contract for sale for a total consideration of $13.1 million which is slightly above carrying value. These sales are subject to due diligence evaluations by the buyers.

Capitalization
--------------

On June 15, the Company completed the redemption of all its outstanding 9.25% Series A Preferred shares, utilizing proceeds from its line of credit. Based on anticipated costs of a $100 million FNMA financing scheduled to close in August, this transaction will result in an annual reduction of over $3 million in capital costs.

Throughout the quarter the Company has repurchased 1.42 million common shares, at an average purchase price of $13.55. As of July 19, year to date purchases total 2.44 million common shares at an average purchase price of $12.73.

Earnings Guidance
-----------------

Management will provide quarterly earnings guidance in an effort to improve communications with the investment community while complying with the recently enacted SEC Regulation FD. Current First Call estimates of 2001 FFO range from $1.51 per share to $1.41 per share, with a consensus of $1.48 per share. Management is comfortable with the consensus estimate. For 2002, current First Call estimates range from $1.69 per share to $1.54 per share, with a consensus estimate of $1.64. Management is comfortable with the consensus estimate, based on same community NOI growth of 3%, declining indirect property management costs and general & administrative costs, a stable interest rate environment, and no disposition and acquisition activity.

Property Management Organization
--------------------------------

The Company took a one-time charge against earnings in the first quarter to cover costs principally associated with replacing the former senior management team, establishing a new office in Denver, reducing the total Company work force by approximately 10%, and revaluing certain real estate held for disposition. In addition to the successful implementation of those changes, we have performed a detailed analysis of the Property Management organization, resulting in the streamlining of the Company's operations. By eliminating a layer of management, the Company has moved operational decision-making closer to the real estate, and has generated savings that can be redeployed into new positions to assist our community managers with marketing and pricing decisions.

Approximately 15 positions were eliminated in the property management organization, partially offset by the addition of an Asset Manager and seven Pricing Managers. In addition we have added a new Senior Vice President in Denver who will focus on overall organizational improvement. "I'm pleased to announce the addition of Kevin McCabe to the United Dominion executive team," said Toomey. "I've known Kevin for many years, and his strengths in process and people management will be a great help to me as we work to create a unified approach to a business formerly operated as three. Kevin will be a resource for our Area Directors as they assume their increasing responsibilities," he added.

Conference Call Information
---------------------------

United Dominion will hold a conference call on July 24, 2001 at 1:00 pm Eastern Daylight Savings Time (EDST) to review these results. The domestic number to call and participate is 1-877-817-7188 or 1-703-871-3097. To hear a replay of this call, please call 1-888-266-2086, Access Code: 5313971. The call can also be heard via webcast at www.udrt.com or www.streetevents.com. A replay will be
                        ------------    --------------------
available on these web sites for 90 days. [Institutional members of Streetfusion can also access the conference call replay for 30 days at
www.streetfusion.com.]
--------------------

About United Dominion Realty Trust, Inc.
----------------------------------------

United Dominion is one of the country's largest multifamily real estate investment trusts, owning and operating apartment communities nationwide. The company currently owns over 76,000 apartment homes and is the developer for over 1,500 homes under construction. United Dominion's common stock is traded on the New York Stock Exchange under the symbol UDR. Additional information about United Dominion may be found on the company's web site at www.udrt.com.
                                                          ------------

                                      ###

In addition to historical information, this press release contains forward-looking statements. The statements are based on current expectations, estimates and projections about the industry and markets in which United Dominion operates, as well as management's beliefs and assumptions. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which may cause the company's actual results, performance, achievements pursuant to its disposition programs and its other activities to be materially different from the results, plans or expectations expressed or implied by such statements. For more details, please refer to the company's SEC filings, including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q.


                            Financial Tables Follow

================================================================================

       Attachment 1
       ------------
                                UNITED DOMINION REALTY TRUST, INC.
                               CONSOLIDATED STATEMENTS OF OPERATIONS
                                            (Unaudited)

                                                                              Three Months Ended           Six Months Ended
                                                                                   June 30,                    June 30,
                                                                            -----------------------   -------------------------
       In thousands, except per share amounts                                   2001        2000          2001          2000
       --------------------------------------------------------------------------------------------   -------------------------
       Rental income                                                          $ 150,915   $ 155,144   $ 303,731      $ 309,202

       Rental  expenses:
               Real estate taxes and insurance                                   17,246      17,684      34,807         35,167
               Personnel                                                         14,914      16,586      30,964         33,024
               Utilities                                                          6,594       6,197      14,232         12,731
               Repair and maintenance                                             8,346       9,130      16,822         17,662
               Administrative and marketing                                       5,539       6,065      11,372         11,966
               Property management                                                4,525       4,760       8,315          9,404
               Other operating                                                      346         331         776            755
                                                                              ---------   ---------   ---------      ---------
                                                                                 57,510      60,753     117,288        120,709
       Other income:
               Non-property income                                                  669       1,980       1,805          3,049

       Other expenses:
               Real estate depreciation                                          38,013      44,054      78,411         77,958
               Interest                                                          35,834      39,752      73,055         78,826
               Severance costs and other organizational charges                       -           -       5,404 (A)          -
               Impairment loss on real estate and investments                         -           -       3,188 (B)          -
               General and administrative                                         5,642       3,698      10,147          7,568
               Non real estate depreciation and amortization                        854       1,250       1,735          2,453
                                                                              ---------   ---------   ---------      ---------
                                                                                 80,343      88,754     171,940        166,805

       Income before gains on sales of investments, minority
        interests and extraordinary item                                         13,731       7,617      16,308         24,737
       Gains on sales of depreciable property                                    20,646       5,928      24,748          8,461
                                                                              ---------   ---------   ---------      ---------
       Income before minority interests and extraordinary item                   34,377      13,545      41,056         33,198
       Minority interests of outside partnerships                                  (285)       (560)     (1,289)          (737)
       Minority interests of unitholders in operating partnership                (1,475)       (294)     (1,231)          (962)
                                                                              ---------   ---------   ---------      ---------
       Income before extraordinary item                                          32,617      12,691      38,536         31,499
       Extraordinary item - early extinguishment of debt                           (372)        586        (559)           358
                                                                              ---------   ---------   ---------      ---------
       Net income                                                                32,245      13,277      37,977         31,857
       Distributions to preferred shareholders - Series A and B                  (4,733)     (5,396)     (9,939)       (10,979)
       Distributions to preferred shareholders - Series D
        (Convertible)                                                            (3,857)     (3,825)     (7,714)        (7,650)
       Premium on preferred share repurchases                                    (3,519)      2,177      (3,496)         2,177
                                                                              ---------   ---------   ---------      ---------
       Net income (loss)  available to common shareholders                    $  20,136   $   6,233   $  16,828      $  15,405
                                                                              =========   =========   =========      =========

       Earnings (loss) per common share:
               Basic                                                          $    0.20   $    0.06   $    0.17      $    0.15
               Diluted                                                        $    0.20   $    0.06   $    0.17      $    0.15

       Common distributions declared per share                                $  0.2700   $  0.2675   $  0.5400      $  0.5350

       Weighted average number of common shares outstanding-basic               100,858     103,271     101,115        103,087
       Weighted average number of common shares outstanding-diluted             101,590     103,470     101,713        103,258

(A) Represents non-recurring charges related primarily to workforce reductions, other severance costs and executive office relocation costs.
(B) Represents writedown of seven undeveloped land sites in selected markets and investment in online apartment leasing company.

================================================================================

================================================================================

Attachment 2
------------

                      UNITED DOMINION REALTY TRUST, INC.
                             FUNDS FROM OPERATIONS
                                  (Unaudited)

                                                                      Three Months Ended            Six Months Ended
                                                                           June 30,                      June 30,
                                                                  ----------------------------  ----------------------------
In thousands, except per share amounts                              2001           2000             2001          2000
----------------------------------------------------------------------------------------------------------------------------
Net income                                                       $ 32,245       $ 13,277          $ 37,977      $ 31,857

Adjustments:
   Distributions to preferred shareholders                         (8,590)        (9,221)          (17,653)      (18,629)
   Real estate depreciation, net of outside
     partners' interest                                            37,610         43,620            77,542        77,188
   Gains on sale of depreciable property, net of
     outside partners' interest                                   (20,675)        (5,621)          (24,005)       (8,148)
   Minority interests of unitholders in operating partnership       1,475            294             1,231           962
   Real estate depreciation related to unconsolidated entities        279             46               463            92
   Extraordinary item-early extinguishment of debt                    372           (586)              559          (358)
                                                                 --------       --------          --------      --------
   Funds from operations-basic                                   $ 42,716       $ 41,809          $ 76,114      $ 82,964
                                                                 ========       ========          ========      ========
Adjustment:
   Distribution to preferred shareholders-Series D
     (Convertible)                                                  3,857          3,825             7,714         7,650

                                                                 --------       --------          --------      --------
   Funds from operations-diluted                                 $ 46,573       $ 45,634          $ 83,828      $ 90,614
                                                                 ========       ========          ========      ========

Adjustment:
   Recurring capital expenditures                                  (6,563)        (5,807)          (13,099)      (11,613)

                                                                 --------       --------          --------      --------
   Adjusted funds from operations                                $ 40,010       $ 39,827          $ 70,729      $ 79,001
                                                                 ========       ========          ========      ========


Weighted average number of common shares and
     OP Units outstanding-basic                                   108,428        110,774           108,690       110,590
Weighted average number of common shares and
     OP Units outstanding-diluted                                 121,314        123,281           121,442       123,069

FFO per common share-basic                                       $   0.39       $   0.38          $   0.70      $   0.75
                                                                 ========       ========          ========      ========
FFO per common share-diluted                                     $   0.38       $   0.37          $   0.69      $   0.74
                                                                 ========       ========          ========      ========
AFFO per common share-basic                                      $   0.33       $   0.33          $   0.58      $   0.65
                                                                 ========       ========          ========      ========
AFFO per common share-diluted                                    $   0.33       $   0.32          $   0.58      $   0.64
                                                                 ========       ========          ========      ========

FFO is defined as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust's definition issued in October, 1999 which became effective beginning January 1, 2000.

================================================================================

================================================================================

Attachment 3

                      UNITED DOMINION REALTY TRUST, INC.
                          CONSOLIDATED BALANCE SHEETS
                                  (Unaudited)

                                                                                                   June 30,            December 31,
In thousands, except per share amounts                                                               2001                 2000
------------------------------------------------------------------------------------------------------------------------------------
ASSETS

Real estate owned:
       Real estate held for investment                                                            $ 3,716,127          $ 3,758,974
           Less: accumulated depreciation                                                            (572,559)            (506,871)
                                                                                                  -----------          -----------
                                                                                                    3,143,568            3,252,103
       Real estate under development                                                                   67,834               60,366
       Real estate held for disposition (net of accumulated depreciation of $1 and $2,534)             20,767               14,446
                                                                                                  -----------          -----------
       Total real estate owned, net of accumulated depreciation                                     3,232,169            3,326,915
Cash and cash equivalents                                                                              13,671               10,305
Restricted cash                                                                                        36,087               44,943
Deferred financing costs                                                                               13,113               14,271
Investment in unconsolidated development joint venture                                                  7,705                8,088
Other assets                                                                                           39,727               49,435
                                                                                                  -----------          -----------
       Total assets                                                                               $ 3,342,472          $ 3,453,957
                                                                                                  ===========          ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Secured debt                                                                                      $   864,814          $   866,115
Unsecured debt                                                                                      1,183,722            1,126,215
Real estate taxes payable                                                                              30,564               30,554
Accrued interest payable                                                                               16,663               18,059
Security deposits and prepaid rent                                                                     22,606               22,524
Distributions payable                                                                                  34,392               36,128
Accounts payable, accrued expenses and other liabilities                                               60,211               47,144
                                                                                                  -----------          -----------
       Total liabilities                                                                            2,212,972            2,146,739

Minority interests                                                                                     82,072               88,326

Shareholders' equity
       Preferred stock, no par value; $25 liquidation preference,
         25,000,000 shares authorized;
           0 shares 9.25% Series A Cumulative Redeemable issued and outstanding
              (3,969,120 shares in 2000)                                                                    -               99,228
           5,416,009 shares 8.60% Series B Cumulative Redeemable issued and outstanding
              (5,439,109 shares in 2000)                                                              135,400              135,978
           8,000,000 shares 7.50% Series D Cumulative Convertible Redeemable issued
              and outstanding (8,000,000 shares in 2000)                                              175,000              175,000
       Common stock, $1 par value; 150,000,000 shares authorized
           100,046,438 shares issued and outstanding (102,219,250 shares in 2000)                     100,046              102,219
       Additional paid-in capital                                                                   1,059,978            1,081,387
       Distributions in excess of net income                                                         (404,126)            (366,531)
       Deferred compensation - unearned restricted stock awards                                        (2,089)                (828)
       Notes receivable from officer-shareholders                                                      (6,943)              (7,561)
       Accumulated other comprehensive loss, net                                                       (9,838)(A)                -
                                                                                                  -----------          -----------
       Total shareholders' equity                                                                   1,047,428            1,218,892
                                                                                                  -----------          -----------
       Total liabilities and shareholders' equity                                                 $ 3,342,472          $ 3,453,957
                                                                                                  ===========          ===========

   (A) Represents net unrealized loss on derivative instrument transactions.

================================================================================

================================================================================

Attachment 4
------------

                      UNITED DOMINION REALTY TRUST, INC.
                        SELECTED FINANCIAL INFORMATION
                                 JUNE 30, 2001
                            (Dollars in thousands)
                                  (Unaudited)

--------------------------------------------------------------------------------
                                DEBT STRUCTURE
--------------------------------------------------------------------------------

                                                                     Balance         % of Total       Interest Rate
                                                                     -------         ----------       -------------
               Secured                   Fixed                    $   606,300             29.6%              7.67%
                                         Floating                     258,514             12.6%              5.16%
                                                                 --------------------------------------------------
                                         Combined                     864,814             42.2%              6.92%

               Unsecured                 Fixed                        750,222             36.6%              7.78%
                                         Floating                     433,500             21.2%              5.01%
                                                                 --------------------------------------------------
                                         Combined                   1,183,722             57.8%              6.77%

               Interest Rate Swaps (A)   Fixed                        282,000                                7.20%
                                         Floating                    (282,000)                               5.14%

               Total Debt                Fixed                      1,638,522             80.0%              7.64%
                                         Floating                     410,014             20.0%              5.01%
                                                                 --------------------------------------------------
                                         Combined                 $ 2,048,536            100.0%              7.11%
                                                                 ==================================================

           (A) United Dominion has 16 interest rate swap agreements with a notional amount aggregating $282.0 million that is used to fix the interest rate on a portion of its variable rate debt.


--------------------------------------------------------------------------------
                                DEBT MATURITIES
--------------------------------------------------------------------------------

                Secured Debt             Bank Lines          Unsecured Debt            Total
                ------------             ----------          --------------            -----
         2001         $    49,146                   -               $     825      $     49,971
         2002              54,419                   -                  54,901           109,320
         2003              55,368             323,500                 115,341           494,209
         2004             139,556                   -                 229,153           368,709
         2005             126,125                   -                 122,702           248,827
   Thereafter             440,200                   -                 337,300           777,500
                   ----------------------------------------------------------------------------
                      $   864,814           $ 323,500               $ 860,222      $  2,048,536
                   ============================================================================

           (B) Includes $323.5 million of unsecured revolving bank debt.


--------------------------------------------------------------------------------
                                COVERAGE RATIOS
--------------------------------------------------------------------------------

               Interest Coverage Ratio                          2.47 (C)
               Fixed Charge Coverage Ratio                      1.99 (D)

           (C) EBITDA (before non-recurring items) divided by interest expense.
           (D) EBITDA (before non-recurring items) divided by interest expense and preferred dividends.


--------------------------------------------------------------------------------
                             MARKET CAPITALIZATION
--------------------------------------------------------------------------------

                                                                     Balance         % of Total
                                                                     -------         ----------
              Total debt                                          $ 2,048,536             52.4%
              Preferred at market                                     313,108              8.0%
              Common (including OP Units) at $14.35                 1,547,525             39.6%
                                                                 -----------------------------
              Total market capitalization                         $ 3,909,169            100.0%
                                                                 =============================

================================================================================

================================================================================

Attachment 5
------------

                      UNITED DOMINION REALTY TRUST, INC.
                     OPERATING INFORMATION BY MAJOR MARKET
                                 June 30, 2001
                            (Dollars in thousands)
                                  (Unaudited)


                                                                                      Same Community
                                     % of Total                  ---------------------------------------------------------------
                                      Portfolio                  --------------------------   ----------------------------------
                            Total      Based on     Total Same        Physical Occupancy                 Rental Rate
                          Apartment    Budgeted      Community   --------------------------    ---------------------------------
                            Homes      2001 NOI        Homes       QTD 01    QTD 00  Change     QTD 01       QTD 00     Change
                                     -------------------------------------------------------------------------------------------
Houston, TX                 5,722         5.5%        5,486      93.3%       93.3%     0.0%        $611         $595         2.6%
Dallas, TX                  4,533         5.3%        4,533      95.2%       95.2%     0.0%         679          656         3.5%
Orlando, FL                 4,140         5.7%        3,848      93.3%       94.1%    -0.8%         704          682         3.3%
San Antonio, TX             3,827         4.3%        3,348      92.2%       93.3%    -1.1%         655          640         2.4%
Phoenix, AZ                 3,618         4.7%        3,138      93.7%       93.5%     0.2%         702          674         4.1%
Fort Worth, TX              3,561         3.8%        3,561      96.7%       96.3%     0.4%         634          608         4.3%
Tampa, FL                   3,372         4.3%        3,372      94.2%       94.4%    -0.2%         690          668         3.2%
Raleigh, NC                 3,027         4.2%        2,951      91.6%       91.9%    -0.3%         723          703         2.9%
Charlotte, NC               2,710         3.6%        2,490      90.1%       93.8%    -3.7%         685          675         1.4%
Richmond, VA                2,372         3.8%        2,372      96.3%       95.9%     0.4%         705          679         3.9%
Columbus, OH                2,527         3.0%        2,175      93.7%       95.3%    -1.6%         666          652         2.1%
Nashville, TN               2,220         2.9%        2,220      94.6%       95.0%    -0.4%         688          679         1.3%
Greensboro, NC              2,122         2.7%        2,122      91.3%       93.1%    -1.8%         639          631         1.4%
Memphis, TN                 1,956         2.2%        1,956      93.3%       95.0%    -1.7%         633          606         4.5%
Wilmington, NC              1,869         2.3%        1,869      92.4%       89.8%     2.6%         657          644         2.0%
Monterey Pennisula, CA      1,706         2.9%        1,706      96.6%       95.8%     0.8%         843          785         7.5%
Columbia, SC                1,584         1.7%        1,584      93.7%       94.2%    -0.5%         584          575         1.5%
Atlanta, GA                 1,426         2.0%        1,426      93.8%       93.9%    -0.1%         739          714         3.6%
Southern California         1,414         2.5%        1,414      95.5%       94.7%     0.8%         892          803        11.2%
Baltimore, MD               1,291         2.3%        1,291      97.7%       97.8%    -0.1%         806          757         6.4%
San Francisco, CA             980         4.2%          980      96.5%       99.6%    -3.1%       1,800        1,556        15.7%
Seattle, Wa                   628         0.9%          628      94.9%       96.2%    -1.3%         739          698         5.8%
Other Northern Markets      8,431        11.4%        8,383      95.1%       95.4%    -0.3%         675          645         4.6%
Other Western Markets       6,379         7.6%        5,900      94.1%       94.3%    -0.2%         659          629         4.8%
Other Southern Markets      4,760         6.2%        4,592      93.3%       92.8%     0.5%         644          626         2.9%

                         -----------------------------------------------------------------------------------------------------------
     Totals                76,175         100%       73,345      94.0%       94.4%    -0.4%      $  694       $  667         4.1%
                         ===========================================================================================================

================================================================================

================================================================================

Attachment 6
------------

                      UNITED DOMINION REALTY TRUST, INC.
                     OPERATING INFORMATION BY MAJOR MARKET
                                 June 30, 2001
                            (Dollars in thousands)
                                  (Unaudited)

                                                                       Same Community
                         ----------------------------------------------------------------------------------------------------------
                         ----------------------------------   ----------------------------------   --------------------------------
                                      Revenues                              Expenses                       Net Operating Income
                         ----------------------------------   ----------------------------------   --------------------------------
                           QTD 01     QTD 00      Change        QTD 01     QTD 00      Change        QTD 01     QTD 00      Change
                         ----------------------------------   ----------------------------------   --------------------------------
Houston, TX              $    9,309 $    9,080          2.5%  $    4,072 $    3,877          5.0%  $    5,237 $    5,203        0.7%
Dallas, TX                    8,855      8,415          5.2%       3,333      3,239          2.9%       5,522      5,176        6.7%
Orlando, FL                   7,647      7,530          1.6%       2,701      2,797         -3.4%       4,946      4,733        4.5%
San Antonio, TX               6,059      5,987          1.2%       2,428      2,263          7.3%       3,631      3,724       -2.5%
Phoenix, AZ                   5,957      5,726          4.0%       1,959      1,951          0.4%       3,998      3,775        5.9%
Fort Worth, TX                6,696      6,348          5.5%       2,890      2,682          7.8%       3,806      3,666        3.8%
Tampa, FL                     6,701      6,545          2.4%       2,537      2,370          7.0%       4,164      4,175       -0.3%
Raleigh, NC                   5,620      5,761         -2.5%       1,844      1,878         -1.8%       3,776      3,883       -2.8%
Charlotte, NC                 4,325      4,616         -6.3%       1,671      1,745         -4.3%       2,654      2,871       -7.5%
Richmond, VA                  4,981      4,807          3.6%       1,179      1,320        -10.7%       3,802      3,487        9.0%
Columbus, OH                  4,087      4,126         -0.9%       1,337      1,579        -15.3%       2,750      2,547        8.0%
Nashville, TN                 4,242      4,172          1.7%       1,570      1,469          6.9%       2,672      2,703       -1.2%
Greensboro, NC                3,662      3,797         -3.6%       1,185      1,118          6.0%       2,477      2,679       -7.6%
Memphis, TN                   3,291      3,365         -2.2%       1,369      1,262          8.5%       1,922      2,103       -8.6%
Wilmington, NC                3,426      3,282          4.4%       1,174      1,095          7.3%       2,252      2,187        3.0%
Monterey Pennisula, CA        4,305      3,883         10.9%       1,394      1,223         14.0%       2,911      2,660        9.4%
Columbia, SC                  2,612      2,627         -0.6%         934      1,011         -7.6%       1,678      1,616        3.8%
Atlanta, GA                   2,982      2,893          3.1%       1,019      1,011          0.9%       1,963      1,882        4.3%
Southern California           3,639      3,318          9.7%       1,110      1,088          2.0%       2,529      2,230       13.4%
Baltimore, MD                 3,143      2,979          5.5%         815        858         -5.0%       2,328      2,121        9.8%
San Francisco, CA             5,155      4,610         11.8%       1,182      1,197         -1.2%       3,973      3,413       16.4%
Seattle, Wa                   1,354      1,272          6.4%         375        423        -11.3%         979        849       15.2%
Other Northern Markets       16,558     16,006          3.5%       5,257      5,327         -1.3%      11,301     10,679        5.8%
Other Western Markets        11,183     10,508          6.4%       3,629      3,614          0.4%       7,554      6,894        9.6%
Other Southern Markets        8,252      8,113          1.7%       3,166      3,081          2.8%       5,086      5,032        1.1%

                         ----------------------------------------------------------------------------------------------------------
     Totals              $  144,041 $  139,766          3.1%  $   50,130 $   49,478          1.3%  $   93,911 $   90,288        4.0%
                         ==========================================================================================================

================================================================================

================================================================================

Attachment 7
------------

                      UNITED DOMINION REALTY TRUST, INC.
                     OPERATING INFORMATION BY MAJOR MARKET
                                 June 30, 2001
                            (Dollars in thousands)
                                  (Unaudited)

                                                 % of Total
                                                 Portfolio
                                   Total          Based on          Total Same
                                 Apartment        Budgeted          Community
                                   Homes          2001 NOI            Homes
                              -----------------------------------------------------
Houston, TX                        5,722             5.5%             5,486
Dallas, TX                         4,533             5.3%             4,533
Orlando, FL                        4,140             5.7%             3,848
San Antonio, TX                    3,827             4.3%             3,348
Phoenix, AZ                        3,618             4.7%             3,138
Fort Worth, TX                     3,561             3.8%             3,561
Tampa, FL                          3,372             4.3%             3,372
Raleigh, NC                        3,027             4.2%             2,951
Charlotte, NC                      2,710             3.6%             2,490
Richmond, VA                       2,372             3.8%             2,372
Columbus, OH                       2,527             3.0%             2,175
Nashville, TN                      2,220             2.9%             2,220
Greensboro, NC                     2,122             2.7%             2,122
Memphis, TN                        1,956             2.2%             1,956
Wilmington, NC                     1,869             2.3%             1,869
Monterey Pennisula, CA             1,706             2.9%             1,706
Columbia, SC                       1,584             1.7%             1,584
Atlanta, GA                        1,426             2.0%             1,426
Southern California                1,414             2.5%             1,414
Baltimore, MD                      1,291             2.3%             1,291
San Francisco, CA                    980             4.2%               980
Seattle, Wa                          628             0.9%               628
Other Northern Markets             8,431            11.4%             8,383
Other Western Markets              6,379             7.6%             5,900
Other Southern Markets             4,760             6.2%             4,592
                              -----------------------------------------------------
     Totals                       76,175             100%            73,345
                              =====================================================

                                                                   Same Community
                              ----------------------------------------------------------------------------------------
                              ----------------------------------------  ----------------------------------------------
                                        Physical Occupancy                                Rental Rate
                              ----------------------------------------  ----------------------------------------------
                               YTD 01          YTD 00         Change           YTD 01         YTD 00          Change
                              ----------------------------------------------------------------------------------------
Houston, TX                       93.3%          92.7%           0.6%        $   608          $   594          2.3%
Dallas, TX                        95.3%          95.1%           0.2%            675              653          3.3%
Orlando, FL                       92.9%          94.3%          -1.4%            701              680          3.1%
San Antonio, TX                   92.7%          93.3%          -0.6%            652              639          2.0%
Phoenix, AZ                       93.9%          94.3%          -0.4%            700              671          4.3%
Fort Worth, TX                    96.8%          95.8%           1.0%            629              606          3.9%
Tampa, FL                         94.4%          94.0%           0.4%            687              666          3.1%
Raleigh, NC                       90.6%          91.6%          -1.0%            720              702          2.5%
Charlotte, NC                     90.6%          91.8%          -1.2%            680              679          0.1%
Richmond, VA                      96.2%          95.9%           0.3%            702              675          3.9%
Columbus, OH                      92.9%          95.0%          -2.1%            664              653          1.7%
Nashville, TN                     93.4%          93.8%          -0.4%            687              678          1.2%
Greensboro, NC                    91.6%          92.9%          -1.3%            637              629          1.2%
Memphis, TN                       92.7%          94.7%          -2.0%            632              604          4.6%
Wilmington, NC                    90.2%          88.6%           1.6%            656              644          1.9%
Monterey Pennisula, CA            96.4%          92.7%           3.7%            833              780          6.9%
Columbia, SC                      94.1%          92.7%           1.4%            583              575          1.4%
Atlanta, GA                       93.9%          93.8%           0.1%            737              711          3.6%
Southern California               95.7%          95.2%           0.5%            881              794         10.9%
Baltimore, MD                     97.7%          97.5%           0.2%            798              754          5.8%
San Francisco, CA                 97.8%          99.6%          -1.8%          1,780            1,537         15.8%
Seattle, Wa                       95.6%          96.1%          -0.5%            730              694          5.2%
Other Northern Markets            94.9%          95.3%          -0.4%            671              642          4.4%
Other Western Markets             94.9%          94.2%           0.7%            655              627          4.5%
Other Southern Markets            92.6%          93.1%          -0.5%            642              623          3.0%
                              ----------------------------------------------------------------------------------------
     Totals                       94.0%          94.0%           0.0%        $   690          $   664          3.8%
                              ========================================================================================

================================================================================

================================================================================

Attachment 8
------------

                      UNITED DOMINION REALTY TRUST, INC.
                     OPERATING INFORMATION BY MAJOR MARKET
                                 June 30, 2001
                            (Dollars in thousands)
                                  (Unaudited)


                                                              Same Community
                      ------------------------------------------------------------------------------------------------------------

                      -----------------------------------  -----------------------------------  ----------------------------------
                                   Revenues                             Expenses                        Net Operating Income
                      -----------------------------------  -----------------------------------  ----------------------------------
                      YTD 01        YTD 00      Change      YTD 01       YTD 00      Change        YTD 01      YTD 00      Change
                      -----------------------------------  -----------------------------------  ----------------------------------
Houston, TX           $   18,597   $  17,966        3.5%    $   8,203    $  7,828        4.8%     $ 10,394     $ 10,138        2.5%
Dallas, TX                17,671      16,788        5.3%        6,834       6,349        7.7%       10,837       10,439        3.8%
Orlando, FL               15,239      15,054        1.2%        5,431       5,550       -2.2%        9,808        9,504        3.2%
San Antonio, TX           12,128      11,968        1.3%        4,824       4,477        7.8%        7,304        7,491       -2.5%
Phoenix, AZ               12,032      11,670        3.1%        4,011       3,887        3.2%        8,021        7,783        3.1%
Fort Worth, TX            13,330      12,615        5.7%        5,568       5,259        5.9%        7,762        7,356        5.5%
Tampa, FL                 13,471      12,916        4.3%        4,956       4,772        3.8%        8,515        8,144        4.6%
Raleigh, NC               11,269      11,460       -1.7%        3,754       3,462        8.4%        7,515        7,998       -6.0%
Charlotte, NC              8,825       9,174       -3.8%        3,454       3,344        3.3%        5,371        5,830       -7.9%
Richmond, VA               9,971       9,576        4.1%        2,656       2,649        0.3%        7,315        6,927        5.6%
Columbus, OH               8,116       8,173       -0.7%        2,876       2,830        1.6%        5,240        5,343       -1.9%
Nashville, TN              8,452       8,297        1.9%        3,131       2,924        7.1%        5,321        5,373       -1.0%
Greensboro, NC             7,459       7,599       -1.8%        2,533       2,353        7.6%        4,926        5,246       -6.1%
Memphis, TN                6,673       6,715       -0.6%        2,818       2,600        8.4%        3,855        4,115       -6.3%
Wilmington, NC             6,667       6,427        3.7%        2,376       2,137       11.2%        4,291        4,290        0.0%
Monterey Pennisula, CA     8,479       7,495       13.1%        2,782       2,422       14.8%        5,697        5,073       12.3%
Columbia, SC               5,254       5,182        1.4%        1,904       2,018       -5.7%        3,350        3,164        5.9%
Atlanta, GA                5,950       5,754        3.4%        2,077       1,976        5.1%        3,873        3,778        2.5%
Southern California        7,149       6,533        9.4%        2,276       2,117        7.5%        4,873        4,416       10.4%
Baltimore, MD              6,236       5,908        5.5%        1,772       1,723        2.8%        4,464        4,185        6.7%
San Francisco, CA         10,327       9,108       13.4%        2,439       2,322        5.0%        7,888        6,786       16.2%
Seattle, Wa                2,708       2,526        7.2%          826         812        1.7%        1,882        1,714        9.8%
Other Northern Markets    33,027      31,773        3.9%       10,962      10,587        3.5%       22,065       21,186        4.1%
Other Western Markets     22,345      21,015        6.3%        7,339       7,325        0.2%       15,006       13,690        9.6%
Other Southern Markets    16,438      16,198        1.5%        6,532       5,946        9.9%        9,906       10,252       -3.4%
                      --------------------------------------------------------------------------------------------------------------
     Totals           $  287,813   $ 277,890        3.6%    $ 102,334    $ 97,669        4.8%     $185,479     $180,221        2.9%
                      ==============================================================================================================

================================================================================

================================================================================

Attachment 9
------------

                      UNITED DOMINION REALTY TRUST, INC.
                              DEVELOPMENT SUMMARY
                                 June 30, 2001
                 (Dollars in thousands, except Cost Per Home)
                                  (Unaudited)

----------------------------------------------------------------------------------------------------------------------------------
                                                         UNDER DEVELOPMENT
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                          Expected      Expected
                                        No. of Apt.    Completed     Cost to    Budgeted    Est. Cost    Completion    First Year
                                          Homes        Apt. Homes      Date       Cost       Per Home        Date        Return
                                       -------------  ------------  ---------  ----------  -----------  ------------  ------------
New Communities:
---------------
    Dominion Place at Kildaire Farm              332            76  $  18,400  $   25,700  $    77,400          1Q02          11.0%
       Raleigh, NC

    Red Stone Ranch Apartments                   324           212     17,600      21,700       67,000          4Q01           9.4%
       Austin, TX
                                       -------------  ------------  ---------  ----------  -----------
       Subtotal                                  656           288     36,000      47,400       72,300
                                       -------------  ------------  ---------  ----------  -----------

Additional Phases:
-----------------
    Greensview II                                192             -      9,600      16,700       87,000          4Q01          10.6%
       Denver, CO

    Manor at England Run III                     120            48      6,500       8,800       73,300          4Q01          10.1%
       Fredericksburg, VA

    The Meridian II                              270             -      4,800      17,400       64,400          1Q02           9.8%
       Dallas, TX
                                       -------------  ------------  ---------  ----------  -----------
       Subtotal                                  582            48     20,900      42,900       73,700
                                       -------------  ------------  ---------  ----------  -----------
                                       -------------  ------------  ---------  ----------  -----------
       Total                                   1,238           336  $  56,900  $   90,300  $    72,900
                                       =============  ============  =========  ==========  ===========

================================================================================

================================================================================

      Attachment 10
      -------------

                      UNITED DOMINION REALTY TRUST, INC.
                       DEVELOPMENT JOINT VENTURE SUMMARY
                                 June 30, 2001
                 (Dollars in thousands, except Cost Per Home)
                                  (Unaudited)

---------------------------------------------------------------------------------------------------------------------
                                                   2000 COMPLETIONS
---------------------------------------------------------------------------------------------------------------------

                             No. of Apt.    Development    Cost Per        Date
                               Homes          Cost           Home       Completed       % Leased
                            -------------  ------------  ------------- -------------  -------------
New Communities:
---------------
      Meridian I                  250         $16,400       $65,600       Jun-00           100.0%
           Dallas, TX

--------------------------------------------------------------------------------------------------------------------
                                          2001 COMPLETIONS
--------------------------------------------------------------------------------------------------------------------

                             No. of Apt.   Development     Cost Per         Date
                                Homes          Cost          Home        Completed      % Leased
                            -------------  ------------  ------------- -------------  -------------
New Communities:
----------------
      Parke 33                       264       $17,100        $64,800        Feb-01          76.9%
           Lakeland, FL

      Sierra Canyon                  236        15,400         65,300        Mar-01          92.4%
           Phoenix, AZ

      Oaks at Weston                 380        28,000         73,700        Mar-01          68.4%
           Raleigh, NC

                            -------------  ------------  -------------
           Total                     880       $60,500        $68,800
                            =============  ============  =============

--------------------------------------------------------------------------------------------------------------------
                                                  UNDER DEVELOPMENT
--------------------------------------------------------------------------------------------------------------------

                                                                                                        Expected
                             No. of Apt.     Completed      Cost to      Budgeted       Est. Cost      Completion
                                Homes       Apt. Homes       Date          Cost          Per Home         Date
                            -------------  ------------  ------------- -------------  -------------  ---------------
New Community:
--------------
      Mandolin                       308           206        $20,600       $22,100        $71,800             3Q01
           Dallas, TX

====================================================================================================================

================================================================================

Attachment 11
-------------

                      UNITED DOMINION REALTY TRUST, INC.
                              DISPOSITION SUMMARY
                              AS OF JUNE 30, 2001
                            (Dollars in thousands)
                                  (Unaudited)

                                          Date of        No. of Apt.        Sales
                                           Sale             Homes           Price           Gain
                                      ---------------   -------------   ------------    -------------
   1. Twin Coves                            01/03/01             130     $     6,570
         Baltimore, MD
   2. Glenridge                             01/11/01              40           2,970
         Monterey Peninsula, CA
   3. Santanna                              03/30/01              81           6,000
         Monterey Peninsula, CA
   4. Pembroke Bay                          04/20/01             358          23,400
         Pembroke Pines, FL
   5. University Club                       04/20/01             164          11,480
         Tamarac, FL
   6. Cleary Court                          04/20/01             192          13,440
         Plantation, FL
   7. Copperfield                           04/20/01             352          24,640
         Coral Springs, FL
   8. Polo Chase                            04/20/01             320          22,400
         Wellington, FL
   9. Mediterranean Village                 04/20/01             252          17,640
         Miami, FL
                                                        ------------    ------------    ------------
      2001 YTD Total                                           1,889     $   128,540        $ 24,748
                                                        ============    ============    ============

================================================================================

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    UNITED DOMINION REALTY TRUST, INC.


Date: July 26, 2001                      /s/ Christopher D. Genry
     --------------------                ------------------------
                                         Christopher D. Genry
                                         Executive Vice President and
                                         Chief Financial Officer



Date: July 26, 2001                      /s/ Scott A. Shanaberger
     --------------------                ------------------------
                                         Scott A. Shanaberger
                                         Vice President and
                                         Chief Accounting Officer

                                       17